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Building a better working world

November 25, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F of Form 20-F dated November 25, 2016, of Tanzanian Royalty Exploration Corporation and are in agreement with the statements contained in the information pertaining to our firm. We have no basis to agree or disagree with other statements of the registrant contained in Item 16F of Form 20-F dated November 25, 2016.

/s/ Ernst & Young LLP